1 EXHIBIT 99.1 NewtekOne, Inc. Announces Extension of Exchange Offer for its Outstanding 5.50% Notes due 2026 BOCA RATON, Fla., Jan. 12, 2026 -- NewtekOne, Inc. (“NewtekOne”) today announced that the expiration date with respect to its previously announced offer to exchange (the “Exchange Offer”) its outstanding 5.50% Notes due 2026 (the “Old Notes”) for an equal principal amount of newly issued 8.50% Fixed Rate Senior Notes due 2031 (the “New Notes”) has been extended to January 23, 2026 in order to provide holders of Old Notes additional time to participate in the Exchange Offer and exchange their Old Notes for New Notes prior to the scheduled maturity of the Old Notes on February 1, 2026. The Exchange Offer will now expire at 5:00 p.m., Eastern time on January 23, 2026, unless extended or earlier terminated by NewtekOne (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”). In order to be exchanged in the Exchange Offer, an Old Note must be validly tendered and not validly withdrawn at or prior to the Expiration Date and accepted by NewtekOne. The settlement date for the Exchange Offer will occur promptly following the Expiration Date, and is expected to be January 28, 2026 (the “Settlement Date”). Because the Settlement Date for the Exchange Offer will now fall after the January 15, 2026 record date for the final interest payment on the Old Notes prior to the scheduled maturity of the Old Notes on February 1, 2026, any holder of Old Notes (whether or not exchanged in the Exchange Offer) as of such record date will receive this final interest payment; note, the first interest payment on the New Notes will be net of the amount of interest paid on the Old Notes from the Settlement Date to but excluding the February 1, 2026 interest payment date of the New Notes. All other terms of the Exchange Offer, other than the Expiration Date, which has been extended to give holders additional time to participate, including the conditions to its consummation, remain unchanged. Exchange Agent, Information Agent and Dealer Manager U.S. Bank Trust Company, National Association is serving as the Exchange Agent for the Exchange Offer. Alliance Advisors is serving as Information Agent for the Exchange Offer. Lucid Capital Markets, LLC is serving as the Dealer Manager for the Exchange Offer.

2 Requests for assistance, additional copies of the prospectus or the letter of transmittal, or questions regarding the procedures for tendering Old Notes should be directed to the Information Agent or the Exchange Agent using the contact information provided in the prospectus. Important Information This press release is for informational purposes only and is neither an offer to buy or sell nor a solicitation of an offer to buy or sell any Old Notes or New Notes. The Exchange Offer is being made only pursuant to the Exchange Offer prospectus, which is being distributed to holders of the Old Notes and has been filed with the SEC as part of the Company’s Registration Statement on Form S-4 (File No. 333-291615), which was declared effective on November 28, 2025. Copies of the prospectus and the other Exchange Offer documents may be obtained from the Information Agent: Alliance Advisors The Overlook Corporate Center 150 Clove Road Suite 400 Little Falls Township, NJ 07424 Attn: Tyler Herka Telephone: 1-855-206-1406 Email: NEWT@AllianceAdvisors.com Holders of Old Notes should read the prospectus and related documents carefully before making any decision regarding the Exchange Offer as it contains important information about the Exchange Offer, the Old Notes and the New Notes, including certain material differences in the terms and the rights of holders of the Old Notes as compared to the New Notes. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk.

3 NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com